ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371


Michael J. Velotta
 Vice President, Secretary
   and General Counsel

                                    February  14, 2000


TO:    ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
       NORTHBROOK, ILLINOIS  60062

FROM:  MICHAEL J. VELOTTA
       VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE: POST EFFECTIVE AMENDMENT NO. 6 TO FORM N-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND AMENDMENT NO. 12 UNDER THE INVESTMENT COMPANY ACT OF 1940
       FILE NOS. 033-65381, 811-07467

     With reference to the above-mentioned amended Registration Statement on Form N-4 ("Registration Statement") filed by Allstate Life Insurance Company of New York (the "Company"), as depositor, and Allstate Life of New York Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described therein, and marketed as the AIM Lifetime Plus(SM) Variable Annuity and AIM Lifetime Plus(SM) II Variable Annuity, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of February 14, 2000:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business by the Director of Insurance of the State of New York.

2. The securities registered by the Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectuses constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
--------------------------
Michael J. Velotta
Vice President, Secretary and
  General Counsel